Exhibit 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: February 3, 2017

Gilde Healthcare Holding BV

By:	/s/ Marc Olivier Perret	By:	/s/ Edwin de Graaf	By:	/s/ Pieter van der Meer
Name:	Marc Olivier Perret	Name:	Edwin de Graaf	Name:	Martemanshurk BV
Title:	Managing Partner	Title:	Managing Partner		By:	Pieter van der Meer
					Title:	Managing Partner

*****

Coöperatieve Gilde Healthcare II U.A.

By:	/s/ Marc Olivier Perret	By:	/s/ Edwin de Graaf	By:	/s/ Pieter van der Meer
Name:	Marc Olivier Perret	Name:	Edwin de Graaf	Name:	Martemanshurk BV
Title:	Managing Partner	Title:	Managing Partner		By:	Pieter van der Meer
					Title:	Managing Partner

*****

Gilde Healthcare II Management BV

By:	/s/ / Marc Olivier Perret	By:	/s/ Edwin de Graaf	By:	/s/ Pieter van der Meer
Name:	Marc Olivier Perret	Name:	Edwin de Graaf	Name:	Martemanshurk BV
Title:	Managing Partner	Title:	Managing Partner		By:	Pieter van der Meer
					Title:	Managing Partner

*****

By:	/s/ / Marc Olivier Perret	By:	/s/ Edwin de Graaf	By:	/s/ Pieter van der Meer
Name:	Marc Olivier Perret	Name:	Edwin de Graaf	Name:	Martemanshurk BV
					By:	Pieter van der Meer
					Title:	Managing Partner